UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 12, 2014

BARRACUDA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36162	83-0380411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3175 S. Winchester Blvd.

Campbell, California 95008

(Address of principal executive offices, including zip code)

(408) 342-5400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosures.

10b5-1 Trading Plans

In order to provide for the orderly open market selling of a portion of shares held of Barracuda Networks, Inc. (“Registrant”) common stock, in a manner that satisfies the provisions of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, on February 6, 2014 and February 7, 2014, Mr. BJ Jenkins, CEO, Mr. David Faugno, CFO, Mr. Michael Perone, CMO, Mr. Zachary Levow, CTO, Mr. Michael Hughes, VP, Sales, Mr. Dustin Driggs, CAO, and Mr. Dean Drako, implemented Rule 10b5-1 trading plans. In accordance with lock up agreements executed by these individuals with the underwriters in connection with the Registrant’s initial public offering, no sales may be made under the trading plans prior to May 5, 2014.

Except as may be required by law, the Registrant does not undertake to report on trading plans of its officers and directors, nor to report modifications, terminations, transactions or other activities under such trading plan of any other officer or director.

Financial Information and Use of Registrant’s Website to Distribute Material Registrant Information

The Registrant’s website address is www.barracuda.com, which the Registrant uses as a channel of distribution for important company information. On February 12, 2014, the Registrant posted certain historical information to the “Investor Relations” section of its website. Important information, including press releases, analyst presentations and financial information regarding the Registrant is routinely posted on and accessible on the “Investor Relations” section of the website, which is accessible by clicking on the tab labeled “Company - Investors” on the website home page.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRACUDA NETWORKS, INC.

By:	/s/ Diane Honda
Diane Honda
Vice President, General Counsel & Secretary

Date: February 12, 2014